EXHIBIT 1


                      RCM TECHNOLOGIES, INC.
                 2500 McClellan Avenue (Suite 350)
                 Pennsauken, New Jersey 08109-4613


                         January 12, 1996


Mr. Peter Kuhlmann
c/o Acquest International, L.P.
1211 Avenue of the Americas
New York, New York 10036

Dear Mr. Kuhlmann:

          This letter will confirm our agreement with respect to the issuance and sale by RCM Technologies, Inc. (the "Company"), and the purchase by you, of shares of Common Stock, $.05 par value, of the Company.

          1.   Subscription.  On the terms and subject to the
               ------------
conditions set forth in this agreement, the Company hereby agrees to sell to you, and you hereby agree to purchase from the Company, on the "Closing Date" (as hereinafter defined) such number of shares of Common Stock, $.05 par value (the "Shares"), of the Company which equals the amount of $1,000,000 divided by the purchase price per Share as determined pursuant to this Section 1. The purchase price per Share shall equal the greater of $0.60 or the product of (i) the average of the closing prices for the Shares as reported by NASDAQ Stock Market for the twenty (20) trading days immediately preceding the Closing Date (the "Average Price") and (ii) (A) 80% if the Average Price is less than $1.00,
(b) 77.5% if the Average Price is equal to or more than $1.00 but less than $1.25 or (C) 75% if the Average Price is $1.25 or more. On the Closing Date, you shall pay the purchase price for the Shares by delivering to the Company a certified or bank cashier's check in the amount of $1,000,000 against delivery of a stock certificate representing the Shares.

          2.   Representations and Warranties of the Company.  The
               ---------------------------------------------
Company represents and warrants to you as follows:

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

               (b)  The Company has all requisite legal and
corporate power to execute this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action on the part of the Company.

                             -8 of 14-

               (c) This Agreement has been duly executed by the Company and, assuming due and valid execution and delivery of the same by you, constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms.

               (d) The Shares, when delivered to you, will be duly and validly issued, fully paid and nonassessable.

          3.   Representations and Warranties of Subscriber.  You
               --------------------------------------------
hereby represent and warrant to the Company as follows:

               (a)  Investigation.  You have made your own
                    -------------
investigation of the financial condition and affairs of the Company and the nature of its business and are fully familiar with the same, and you have such knowledge and experience in financial and business matters that you are capable of evaluating the risks of your investment in the Shares.

               (b)  Access to Information.  You have had access to
                    ---------------------
all material and relevant information concerning the Company necessary to enable you to make an informed investment decision with respect to your investment in the Shares. You acknowledge that you had the opportunity to ask questions of and receive answers from, and to obtain additional information from, the Company or its representatives concerning the terms and conditions of the acquisition of the Shares and the present and proposed business and financial condition of the Company and have had all such questions answered to your satisfaction and have been supplied all information requested.

               (c)  SEC Reports.  You acknowledge that you have
                    -----------
been provided with, and reviewed to your satisfaction, copies of the reports which the Company is required to file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Reports") for the two-year period preceding the date of this Agreement.

               (d)  Financial Matters and Sophistication.  You
                    ------------------------------------
have such knowledge and experience in business and financial matters, such that you are capable of evaluating the merits and risks of investing in the Shares. You represent that you are:

                    (i)  an "accredited investor" as defined in
Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the "1933 Act"); and

                    (ii) that you are capable of assuming the risk of investing in the Shares.

               (e)  Investment Intent.
                    -----------------


                                 2
                             -9 of 14-

                    (i) You are acquiring the Shares for your own account and not on behalf of any other person (except that you may assign your rights herein prior to Closing pursuant to Section 10 hereof);

                    (ii)  You are acquiring the Shares for
investment and not with a view to distribution or with the intent to divide your participation with others by reselling or otherwise distributing the Shares (except that you may assign your rights herein prior to Closing pursuant to Section 10 hereof); and

                    (iii)  Neither you nor anyone acting on your
behalf has paid or will pay any commission or other remuneration to any person in connection with the purchase of the Shares, except as set forth herein.

               (f)  Understanding of Investment Risks.
                    ---------------------------------

               You understand that an investment in the Shares involves a degree of risk. The Shares are a suitable investment only if you can afford a total loss of your investment. Before making the decision to purchase the Shares, you do hereby acknowledge that you have considered carefully, among other things, the speculative nature of an investment in shares of a public company and a number of risks associated with an investment in the Shares.

               (g)  Understanding of Nature of Shares.  You
                    ---------------------------------
understand that:

                    (i) The Shares have not been registered under the 1933 Act or any state securities laws and are being issued and sold in reliance upon certain of the exemptions contained in the 1933 Act and under applicable state securities laws;

                    (ii)  The Shares are "restricted securities"
as that term is defined in Rule 144 promulgated under the 1933
Act;

                    (iii)  The Shares cannot be sold or
transferred without registration under the 1933 Act and applicable state securities laws, unless the Company receives an opinion of counsel reasonably acceptable to it (as to both counsel and the opinion) that such registration is not necessary;

                    (iv)  The Shares and any certificates issued
in replacement therefor shall bear the following legend, in addition to any other legend required by law or otherwise:

               "The securities represented by this
               certificate have not been registered
               under the Securities Act of 1933, as
               amended.  The securities represented

                                 3
                            -10 of 14-
               by this certificate have been taken
               by the registered owner for
               investment, and without a view to
               resale or distribution thereof, and
               may not be transferred or disposed
               of without an opinion of counsel
               satisfactory to the issuer that such
               transfer or disposition does not
               violate the Securities Act of 1933,
               as amended, or the rules and
               regulations thereunder."

                    (v) Only the Company can register the Shares under the 1933 Act and applicable state securities laws;

                    (vi)  Except as set forth in this Agreement,
no representations have been made to you that the Company will register the Shares under the 1933 Act or any applicable state securities laws, or with respect to compliance with any exemption therefrom; and

                    (vii)  The Company may, from time to time,
make stop transfer notations in its transfer records to ensure compliance with the 1933 Act.

               (h)  No Other Representations.  No representation,
                    ------------------------
warranty or other statement or assertion has been made to you by the Company or by any officer or director of the Company to induce you to purchase the Shares, other than as set forth herein.

          4.   Conditions Precedent to Your Obligation.  Your
               ---------------------------------------
obligation to consummate the purchase of the Shares on the Closing Date is, at your option, subject to the satisfaction of the following conditions:

               (a) Each of the representations of the Company contained in Paragraph 2 hereof shall be true and correct when made and in all material respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

               (b)  You shall have obtained financing of
$1,000,000 on terms acceptable to you in your sole discretion.

               (c) The Company has completed the acquisition of all or substantially all of the assets, stock or business of The
Consortium, Inc. (the "Consortium Acquisition").

               (d)  You shall have received the Registration
Rights Agreement, described in Section 8 hereof, duly executed by the Company.

                                 4
                            -11 of 14-

          5.   The Closing.  The closing of the transactions
               -----------
contemplated by this Agreement (the "Closing") shall take place at the offices of the Company, 2500 McClellan Avenue (Suite 350), Pennsauken, New Jersey 08109-4613 on a date specified by you by written notice given at least three (3) days prior to such date. Either party shall have the right to terminate this Agreement, but only prior to the Company's receipt of the foregoing notice, upon written notice to the other in the event that the Closing has not occurred on or prior to the earlier of (i) ten (10) days after the closing of the Consortium Acquisition or (ii) May 31, 1996. The time and date of the Closing is referred to in this Agreement as the "Closing Date."

          6.   Survival of Representations and Warranties.  The
               ------------------------------------------
parties hereto agree that the representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto. The election of any party to proceed with the Closing shall not be construed as a waiver of any of his rights hereunder and the waiver of any such right shall not be deemed a waiver of any other right derived hereunder.

          7.   Voting of the Shares.  You hereby agree that, for
               --------------------
so long as you retain any Shares, Leon Kopyt is granted an irrevocable proxy entitling him to vote the Shares owned by you, or to execute and deliver written consents or otherwise act with respect to such Shares as fully, to the same extent and with the same effect as you might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a corporation organized under the laws of the State of Nevada, in connection with the election of directors of the Company, at any regular or special meetings of the shareholders.

          8.   Registration Rights Agreement.  On the Closing
               -----------------------------
Date, the Company shall execute and deliver to you a Registration Rights Agreement which provides that the Company will, at its sole cost and expense, prepare and file with the Securities and Exchange Commission a Shelf Registration Statement covering all the Shares then owned by you by February 15, 1997 and thereafter seek to obtain the effectiveness thereof. The Registration Rights Agreement shall also provide that the Company shall maintain the effectiveness of such Shelf Registration Statement until such time as Rule 144 promulgated under the 1933 Act becomes available to you with respect to the resale of the Shares. Notwithstanding the foregoing, the Company shall have no obligation (i) to assist in the offering or disposition of the Shares, (ii) to obtain a commitment from an underwriter relative to the sale of the Shares, or (iii) to include such Shares within an underwritten offering.

          9.   Notices.  Any notices or other communications
               -------
required or permitted hereunder shall be sufficiently given if in

                                 5
                            -12 of 14-
writing and personally delivered, sent by electronic facsimile transmission with a copy by first class mail, sent by overnight courier service, or sent by first class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows or to such other address as a party may hereafter designate by notice given pursuant hereto:

          In the case of the Company:

          RCM Technologies, Inc.
          2500 McClellan Avenue (Suite 350)
          Pennsauken, New Jersey 08109-4613
          Attn:  Leon Kopyt, Chief Executive Officer
          Fax No.:  (609) 486-0802

          In the case of Peter Kuhlmann:

          Peter Kuhlmann
          c/o Acquest International, L.P.
          1211 Avenue of the Americas
          New York, New York 10036
          Fax No.:  (212) 719-1763

          10.  Successors and Assigns.  This Agreement shall be
               ----------------------
binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. Notwithstanding the foregoing, this Agreement and all rights and obligations hereunder may not be assigned or transferred, without the prior written consent of the other party, except that you may assign your rights hereunder to any partnership of which you are a general partner or any limited liability company of which you are a member, provided that such partnership or limited liability company agrees in writing to be bound by the terms hereof.

          11.  Entire Agreement; Amendments.  This Agreement
               ----------------------------
constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by you and the Company.

          12.  Governing Law.  This Agreement shall be governed
               -------------
by, and construed and enforced in accordance with, the laws of the State of New York from time to time in effect.

          13.  Counterparts; Facsimile Signatures.  This Agreement
               ----------------------------------
may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one


                                 6
                            -13 of 14-
instrument. A facsimile signature by any party on a counterpart of this Agreement shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original, executed copy of this Agreement.

                                   Very truly yours,

                                   RCM TECHNOLOGIES, INC.


                                   By:/s/ Leon Kopyt
                                      ----------------------------
                                      Leon Kopyt,
                                      Chief Executive Officer
ACCEPTED AND AGREED TO:


/s/ Peter M. Kuhlmann
-----------------------------
PETER M. KUHLMANN


































                                 7
                            -14 of 14-